UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2017

NATIONAL OILWELL VARCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas		77036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 713-346-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 11, 2017, the Board of Directors (the “Board”) of National Oilwell Varco, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access, which allows eligible stockholders to include their own nominees for director in our proxy materials along with the Board-nominated candidates, subject to the terms and conditions of the amended Bylaws. The Board implemented these amendments following a majority stockholder vote on a proxy access stockholder proposal (which was supported by the Board) at the Company’s 2017 Annual Meeting of Stockholders on May 17, 2017. The proxy access process under the Bylaws will first be available to stockholders in connection with our 2018 annual meeting of stockholders.

Pursuant to these amendments, a stockholder, or a group of up to 20 stockholders (collectively, an “eligible stockholder”), owning at least three percent of the Company’s outstanding stock continuously for at least three years may nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to two directors or 25% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

To use these proxy access provisions, an eligible stockholder must, among other requirements, provide the Company with a notice requesting the inclusion of the director nominee (the “director nominee”) in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders. In addition, an eligible stockholder may include a written statement of no more than 500 words supporting the candidacy of such director nominee. All director nominees submitted through these provisions must be independent and meet specified additional criteria.

The above-described proxy access provisions are subject to additional eligibility, procedural and disclosure requirements set forth in in Article II, Section 10 of the By-laws and to additional amendments related to disclosure and advance notice requirements in Article II, Section 9 of the Bylaws. Additional amendments include revision of the procedure for calling a special meeting (Article II, Section 4) and revision of the procedure for properly bringing other business before any annual or special meeting of stockholders (Article II, Section 8). The Bylaws amendments also include various other wording changes and clarifications.

The foregoing description of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s amended and restated Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of National Oilwell Varco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2017	NATIONAL OILWELL VARCO, INC.

/s/ Brigitte M. Hunt
Brigitte M. Hunt Vice President

INDEX TO EXHIBITS

Exhibit No	Description

3.1	Amended and Restated Bylaws of National Oilwell Varco, Inc.